Exhibit (a)(1)(v)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

VERAMARK TECHNOLOGIES, INC.

at

$1.18 NET PER SHARE

Pursuant to the Offer to Purchase dated June 17, 2013

by

TEM HOLDINGS, INC.,

a wholly owned subsidiary of

HUBSPOKE HOLDINGS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF MONDAY, JULY 15, 2013, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

June 17, 2013

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated June 17, 2013 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by TEM Holdings, Inc., a Delaware corporation (“TEM Holdings”) and a wholly owned subsidiary of Hubspoke Holdings, Inc., a Delaware corporation (“Hubspoke”) to purchase all outstanding shares of common stock, par value $0.10 per share (the “Shares”), of Veramark Technologies, Inc., a Delaware corporation (“Veramark”), at a purchase price of $1.18 per Share, net to the seller in cash (the “Offer Price”), in each case, subject to adjustment for stock splits, stock dividends and similar events, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in this offer to purchase.

THE BOARD OF DIRECTORS OF VERAMARK UNANIMOUSLY RECOMMENDS THAT YOU TENDER

ALL OF YOUR SHARES INTO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $1.18 per Share, net to you in cash, in each case, subject to adjustment for stock splits, stock dividends and similar events, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in this offer to purchase.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of June 11, 2013 (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among Hubspoke, TEM Holdings and Veramark, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of the remaining conditions set forth therein, TEM Holdings will merge with and into

Veramark (the “Merger”), with Veramark continuing as the surviving corporation in the Merger and as a wholly owned subsidiary of Hubspoke. At the effective time of the Merger (the “Effective Time”), each Share then outstanding (other than Shares then owned by Hubspoke, TEM Holdings or Veramark (as treasury stock or otherwise) or any of their respective direct or indirect wholly-owned subsidiaries, which will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor and other than Shares that are held by any stockholders who properly demand appraisal in connection with the Merger) will be converted into the right to receive the Offer Price, in each case, subject to adjustment for stock splits, stock dividends and similar events, without interest, less any applicable withholding taxes.

4. After due deliberation and consideration and upon consultation with its financial advisor and the unanimous recommendation of a special committee, comprised solely of independent directors who are not employees of Veramark and who have no financial interest in the Offer or the Merger that is different from that of the stockholders unaffiliated with Veramark, the board of directors of Veramark (the “Veramark Board”) has unanimously adopted resolutions: (i) determining that the Merger Agreement was superior to the transaction contemplated by that agreement and plan of merger, dated as of April 30, 2013 by and among Varsity Acquisition, LLC, a Delaware limited liability company (“Varsity”), All Big Ten Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Varsity and Veramark (the Varsity Merger Agreement”) and, therefore, that the Varsity Merger Agreement should be terminated and that the $500,000 termination fee should be paid to Varsity at the required time; (ii) approving, and ratifying the special committee’s approval of, the termination of the Varsity Merger Agreement, (iii) approving, and ratifying the special committee’s approval of the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement; (iv) determining that the terms of the Offer, the Merger and other Transactions are advisable, substantively and procedurally fair to and in the best interest of the holders of Shares; (v) recommending that the holders of Shares accept the Offer and tender their Shares to TEM Holdings pursuant to the Offer; and(vi) recommending that the holders of Shares adopt the Merger Agreement if required by applicable law.

5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of Monday, July 15, 2013, unless the Offer is extended.

6. The Offer is not subject to any financing condition. The conditions of the Offer are described in Section 15 of the Offer to Purchase.

7. Any transfer taxes applicable to the sale of Shares to TEM Holdings pursuant to the Offer will be paid by TEM Holdings, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

VERAMARK TECHNOLOGIES, INC.

at

$1.18 NET PER SHARE

Pursuant to the Offer to Purchase dated June 17, 2013

by

TEM HOLDINGS, INC.,

a wholly owned subsidiary of

HUBSPOKE HOLDINGS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 17, 2013 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by TEM Holdings, Inc., a Delaware corporation (“TEM Holdings”) and a wholly owned subsidiary of Hubspoke Holdings, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.10 per share (the “Shares”), of Veramark Technologies, Inc., a Delaware corporation, at a purchase price of $1.18 per Share, net to the seller in cash, in each case, subject to adjustment for stock splits, stock dividends and similar events, without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in this offer to purchase.

The undersigned hereby instruct(s) you to tender to TEM Holdings the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on my behalf will be determined by TEM Holdings in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                        SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the Expiration Date.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Dated:

(Signature(s))

(Please Print Name(s))

Address

(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.